UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2011

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

                                                                 Federal                          0-25165                      14-1809721
                                                              (State or Other Jurisdiction                                 (Commission File No.)                          (I.R.S. Employer
                                                               of Incorporation)                                                                                                            Identification No.)

                                                                                     302 Main Street, Catskill NY                                      12414
                                                                          (Address of Principal Executive Offices)                                                                  (Zip Code)

Registrant’s telephone number, including area code:    (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On January 18, 2011, the Board of Directors of Greene County Bancorp, Inc. approved a quarterly cash dividend of $0.175 per share.  A press release announcing the details of the declaration is filed as exhibit 99.1.

Greene County Bancorp, MHC, majority stockholder of the Greene County Bancorp, Inc. and owner of 2,304,632 shares of the 4,138,828 total shares outstanding, has waived the right to receive its portion of the dividend, based on action of its Board of Directors.  Accordingly, the dividend is expected to be paid only on the 1,834,196 shares owned by minority stockholders of Greene County Bancorp, Inc.

Exhibit No.	Description

99                                           Press release dated January 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  January 20, 2011                                                                By:  /s/ Donald E. Gibson
     Donald E. Gibson
     President and Chief Executive Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE
Date: January 20, 2011
For Further Information Contact:
Donald E. Gibson
President & CEO
(518) 943-2600
donaldg@tbogc.com

GREENE COUNTY BANCORP, INC.
ANNOUNCES QUARTERLY CASH DIVIDEND

Catskill, NY – January 20, 2011.  Greene County Bancorp, Inc. (NASDAQ-GCBC) today announced that its Board of Directors has approved the continuation of the Company’s regular quarterly cash dividend of $0.175 per share.  The dividend reflects an annual cash dividend rate of $0.70 per share.

The quarterly cash dividend will be paid to shareholders of record as of February 15, 2011.  The $0.175 per share quarterly dividend will be payable on March 1, 2011.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC, a federal mutual holding company, which owns 55.9 percent of the Company’s outstanding shares.  Greene County Bancorp, MHC waived its right to receive dividends on its shares of the Company.

Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a federally-chartered thrift, and Greene County Commercial Bank, a New York-chartered commercial bank, both headquartered in Catskill, New York.  The Banks serve Greene, Columbia and Albany Counties in New York from twelve full-service branch locations.
(END)